UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2024

Biofrontera Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40943	47-3765675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Presidential Way, Suite 330 Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 245-1325

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BFRI	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights		The Nasdaq Stock Market LLC
Warrants to purchase common stock	BFRIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 21, 2024, Biofrontera Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with its principal stockholders (the “Purchasers”) providing for the private placement (the “Private Placement”) to the Purchasers of $4,200,000 in aggregate principal amount of the Company’s 10.0% Senior Secured Convertible Notes due November 22, 2027 (the “Notes”). The closing of the Private Placement occurred on November 22, 2024 (the “Closing Date”).

The Notes bear interest at 10.0% per annum, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2025. Accrued interest on the Notes is paid on each such quarterly scheduled interest payment date by increasing the outstanding principal amount of the Notes in the amount of the interest accrued for the applicable interest period ending on such date and from and after such date interest shall accrue on the aggregate outstanding principal amount so increased. Upon written notice from the holder of the Notes to the Company that an Event of Default (as defined in the Notes) has occurred and is continuing, the interest will increase to 15% per annum from the date of such notice.

The Notes mature on November 22, 2027, unless earlier converted or repurchased. The Company may not redeem the Notes at its option prior to maturity. Upon maturity, the Company will pay to the holders of the Notes an amount in cash representing all of the outstanding aggregate principal amount of the Notes, together with any accrued and unpaid interest.

The Notes may be converted at any time by the noteholder to shares of Common Stock at an initial conversion price of $0.78 per share, subject to customary adjustments for stock splits, stock dividends and recapitalizations, as described in the Notes. Alternatively, the entire amount of the note will be automatically converted to shares of Common Stock if the 10-day volume weighted average price of a share of the Company’s Common Stock on Nasdaq is greater than $2.50, and certain other conditions are met.

The Notes do not contain any ratchet or other financial antidilution provisions. The Notes purchased by certain of the Purchasers contain conversion limitations, providing that no conversion may be made if the aggregate number of shares of Common Stock beneficially owned by the holder thereof would exceed 9.99% immediately after conversion thereof, subject to certain increases not in excess of either 9.99% at the option of such holder.

The Notes contain restrictive covenants that, among other things, generally limit the ability of the Company and its subsidiaries to (i) create liens, (ii) pay dividends, acquire shares of capital stock and make payments on subordinated debt, (iii) incur indebtedness, or (iv) enter into transactions with affiliates. The foregoing restrictive covenants are subject to a number of important exceptions and qualifications, as set forth in the Notes.

The Notes provide for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, the following: nonpayment of principal or interest; breach of covenants or other agreements in the Notes; and certain events of bankruptcy. Generally, if an event of default occurs and is continuing under the Notes, the holder thereof may require the Company to repurchase some or all of their Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest thereon.

In connection with the Private Placement, the Company entered into a Security Agreement (the “Security Agreement”) with Rosalind Advisors, Inc, as collateral agent for the Notes (the “Collateral Agent”). Pursuant to the Security Agreement, the Company granted the Collateral Agent, for the benefit of the holders of the Notes, a first position senior security interest in substantially all property of the Company, including but not limited to the Company’s assets, inventory, intellectual property and accounts, in order to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes and the Purchase Agreement.

The Company intends to use the proceeds from the Private Placement primarily to support Biofrontera’s general operations and strategic investments, including the Company’s commercial and clinical development initiatives aimed at driving continued sustainable growth.

A copy of the form of Purchase Agreement, the Security Agreement and the form of the Note are attached hereto as Exhibits 10.1, 10.2 and 4.1, respectively, and are incorporated herein by reference (and the description of the Purchase Agreement, the Security Agreement and the Notes is qualified in its entirety by reference to such documents, as applicable).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Unregistered Sale of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The securities to be issued to the Purchasers under the Purchase Agreement were offered in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Purchasers, including that each Purchaser is an “accredited investor”, as defined in Rule 501(a) promulgated under the Securities Act.

The offer and sale of the securities pursuant to the Purchase Agreement have not been registered under the Securities Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein or therein.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes or exercise of the Warrants and any resulting issuance of shares of Common Stock. Initially, a maximum of 5,384,615 shares of Common Stock may be issued upon conversion of the Notes based on the initial conversion price of $0.78, which is subject to customary anti-dilution adjustment provisions.

Item 9.01	Financial Statements and Exhibits.

4.1	Form of Note
10.1	Form of Purchase Agreement
10.2	Security Agreement dated as of November 21, 2024 between the Company and the Collateral Agent
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November [26], 2024 (Date)		Biofrontera Inc. (Registrant)

	By:	/s/ E. Fred Leffler III
E. Fred Leffler III
Chief Financial Officer